UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2023 (June 1, 2023)
_______________________

POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware (State or other jurisdiction of incorporation)	001-39311 (Commission File Number)	85-0800493 (I.R.S. Employer Identification No.)
4850 West 78th Street, Indianapolis, IN, 46268
(Address of principal executive offices and zip)

(317) 543-9957
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) The Company’s annual meeting of stockholders was held on June 1, 2023. As of the record date, April 13, 2023, there were a total of 105,683,356 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 84,316,495 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b) Set forth below are the matters acted upon by the Company’s stockholders at the annual meeting and the final voting results on each such matter.

(1)    The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Neil Fleshner, M.D.	63,040,272	14,574,939	6,701,284
David C. Lubner	64,754,002	12,861,209	6,701,284
Dr. Yael Margolin, Ph.D.	68,621,332	8,993,879	6,701,284

(2)    The selection of Armanino LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
83,751,659	474,943	89,893

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023	POINT BIOPHARMA GLOBAL INC.

	By:	/s/ Bill Demers
	Name:	Bill Demers
	Title:	Chief Financial Officer